UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2010 and May 3, 2010

GLOBAL ENERGY INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28025	86-0951473
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

415 Madison Avenue, 15th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  646-673-8435

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to an agreement with Diesenhaus Ramat Hasharon (1982) Ltd. ("Diesenhaus"), dated April 13, 2010, an agreement with Agropeace-Bio Ltd. ("Agropeace"), dated May 3, 2010, and an agreement with Ori Ackerman, dated May 3, 2010, the company concluded a set of arrangements with a portion of its debtors to pay a portion of the outstanding debt of $183,269 due to them and cancel the remaining portion of the debt due to them.

Pursuant to the agreements with Diesenhaus, Agropeace and Ori Ackerman, the company agreed to pay them an aggregate sum of $83,000 and the balance of the aggregate debt owed to them of $100,269 will be cancelled.

As part of agreement with Ori Ackerman, the company also agreed to issue 1.6 million shares of Global Energy Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC.

By:	/s/ Asi Shalgi
Asi Shalgi
President and Chief Executive Officer

Date: May 10, 2010